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                                                                     EXHIBIT 5.1

May 28, 2002                                     Brobeck, Phleger & Harrison LLP
                                                          2000 University Avenue
                                                East Palo Alto, California 94303
                                                              Phone 650.331.8000
                                                                fax 650.331.8100
                                                                 www.brobeck.com

Portal Software, Inc.
10200 South De Anza Boulevard
Cupertino, CA 95014

               Re:  Portal Software, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

               We have acted as counsel to Portal Software, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to $50,000,000 in aggregate offering price of the following: (i) one or more series of its debt securities (the "Debt Securities") which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, (ii) one or more series of shares of its Preferred Stock (the "Preferred Stock"), (iii) shares of its Common Stock (the "Common Stock"), or (iv) warrants (the "Warrants") to purchase Preferred Stock or Common Stock pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). The Debt Securities, Preferred Stock, Common Stock and Warrants are herein collectively referred to as the "Securities". All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

               This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

               In rendering this opinion, we have reviewed the Company's charter documents, such other documents and instruments as we deemed necessary or appropriate for purposes of this opinion and the corporate proceedings taken by the Company in connection with the issuance and sale of the Securities. In our examination of such documents, instruments and proceedings, we have assumed the authenticity of all documents and instruments submitted to us as originals, the conformity to originals of all documents and instruments submitted to us as copies and the authenticity of the originals of such documents and instruments. This opinion is limited to the present corporate laws of the State of Delaware, the present laws of the State of New York and the present federal laws of the United States.

               On the basis of, and in reliance on, and, subject to the assumptions, exceptions, qualifications and limitations contained herein and assuming future compliance with the pertinent provisions of the Act and, with respect to any indentures and the Debt Securities, future

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Portal Software, Inc.
Page 1

compliance with the Trust Indenture Act of 1939, as amended (the "TIA"), and in compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable, we are of the opinion that:

               1. When the Debt Securities shall have been (i) duly executed, authorized, issued and sold as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and (ii) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or duly authorized committee thereof or a duly authorized officer of the Company) may determine, the Debt Securities will be legally authorized and valid and binding obligations of the Company.

               2. When the Preferred Stock shall have been (i) authorized, issued and sold as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and (ii) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or duly authorized committee thereof or a duly authorized officer of the Company) may determine, the Preferred Stock will be legally issued, fully paid and nonassessable.

               3. When the Common Stock shall have been (i) authorized, issued and sold as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and (ii) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or duly authorized committee thereof or a duly authorized officer of the Company) may determine, the Common Stock will be legally issued, fully paid and nonassessable.

               4. When the Warrants shall have been (i) authorized, issued and sold as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and (ii) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or duly authorized committee thereof or a duly authorized officer of the Company) may determine, the Warrants will be valid and binding obligations of the Company.

               The opinions set forth above are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any such Security:

               a. the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of the Security in conformity with the Company's Certificate of Incorporation, as amended through such time, and such authorizations shall not have been modified or rescinded;

               b. the Registration Statement shall have been declared effective and such

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Portal Software, Inc.
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effectiveness shall not have been terminated or rescinded and the indenture for any Securities will have become qualified under the TIA;

               c. the trustee, if any, shall have been qualified to act as trustee for any Securities under the applicable indenture and under the TIA, such indenture and any supplemental indenture will be a valid and binding obligation of the trustee and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement;

               d. that the interest rate on the Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law;

               e. that a prospectus supplement describing each of the Securities offered pursuant to the Registration Statement will have been filed with the SEC;

               f. that all Securities will be issued in compliance with applicable federal and state securities laws;

               g. that in the case of an indenture, Security or agreement pursuant to which any Security is to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument; and

               h. that there will not have occurred any change in law affecting the validity or enforceability of such Security.

               The enforceability of the obligations of the Company under any indenture and the Securities may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally, (ii) general equitable principles (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and (iii) public policy considerations.

               We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of Regulation S-K.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

                                             Very truly yours,

                                             /s/ Brobeck, Phleger & Harrison LLP

                                             BROBECK, PHLEGER & HARRISON LLP